Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147244 on Form S-3 and No. 333-139612 on Form S-8 of our report dated April 17, 2008 relating to the balance sheet of Eagle Rock Energy GP, L.P. appearing in this Current Report on Form 8-K of Eagle Rock Energy Partners, L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 17, 2008